EXHIBIT 10.6

                        PROFESSIONAL MANAGEMENT AGREEMENT

                                     BETWEEN
                           THE CORNELL COX GROUP, L.P.

                                       AND

                  CENTRAL FALLS DETENTION FACILITY CORPORATION

        THIS PROFESSIONAL MANAGEMENT AGREEMENT is made and entered into as of the 15th day of July, 1992, between CENTRAL FALLS DETENTION FACILITY CORPORATION (hereinafter the "Corporation"), and THE CORNELL COX GROUP, L.P. (hereinafter the "Operator").

        WITNESSETH:

        WHEREAS, the Corporation intends to construct and establish a correctional detention facility known as the Central Falls Detention Facility (hereinafter the "Facility"); and

        WHEREAS, the Corporation intends that operation and management of the Facility will be accomplished by entering into a management agreement with a private contractor who has the knowledge, expertise, and experience to operate, manage, and control all activities of the Facility on an independent contractor basis; and

        WHEREAS, the Operator has represented to the Corporation that it has resources, including but not limited to its employees, subcontractors, associates and affiliates, normally associated with the full service operations of a correctional detention facility; and

        WHEREAS, the Corporation desires to employ the Operator to manage the Facility for the benefit of the Corporation and the Operator desires to accept such employment, all in accordance with the terms and conditions of this agreement as hereinafter set forth;

        NOW, in consideration of the mutual promises and covenants herein contained, and subject to the conditions herein set forth, the parties hereby agree as follows:

                                   ARTICLE ONE
                                   DEFINITIONS

        AGREEMENT - means this Professional Management Agreement.

        CITY - means the city of Central Falls, Rhode Island.

        CONTRACT MONITOR - means Detention Center Associates, Inc., or such other consultant or in-house employee as shall be identified by the Corporation to act as the Corporation's consultant with respect to the Facility and this Agreement.

        DIRECT COSTS - means the direct costs incurred by the City or the Corporation in connection with the Facility, and shall have the same meaning given to the term, "Local Direct Costs" in the Trust Agreement.

        EXECUTIVE ADMINISTRATIVE POSITIONS - means the warden, chief of security, chief of inmate programs and the training officer.

        FACILITY - means the Central Falls Detention Facility and the dedicated grounds located in the City and owned or leased by the Corporation.

        IGA - means the Intergovernmental Agreement dated August 9, 1991 between the Corporation and the United States Marshals Service ("USMS"), as such agreement may be amended, extended or renewed from time to time, such agreement as in affect on the date hereof attached hereto as Appendix A.

        INDIRECT COSTS - means the indirect costs incurred by the City or the Corporation in connection with the Facility, and shall have the same meaning given to the term, "Local Indirect Costs" in the Trust Agreement.

        INMATE COMMISSARY - means the inmate commissary to be established and run in the Facility pursuant to Section 6.10 hereof.

        INMATE DAY - means each 24 hour period an inmate is housed in the Facility, plus, without duplication, the first day of incarceration, but not the last.

        LAWS - means any federal, state or local law, ordinance, code, regulation, rule or ruling.

        MANAGEMENT FEE - means the aggregate Per Diem paid to the Operator.

        ANNUAL COSTS - means the sum of the Management Fee due and owing for any year plus the Direct Costs for such year.

        OPERATING BUDGET - means the annual operating budget prepared by the Operator and approved by the Corporation in accordance with Section 8.2 hereof.

        OPERATIONAL COSTS - means all those costs directly or indirectly associated with the daily operation of the Facility, its programs and administration as contemplated in the Operating Budget, including, but not limited to, utilities, inmate medical care included in the per diem paid by the USMS, inmate food, supplies, local inmate transportation, employee salaries and benefits, maintenance of the Facility, equipment and insurance as set forth in
Section 5.1 hereof.

        OPERATING, RENEWAL AND REPAIR FUND - means the fund by that name established pursuant to the Trust Agreement.

        OPERATING REVENUES - means all revenues derived from the operation of the Facility, including, but not limited to, the incarceration of inmates within the Facility, Ancillary Operations and interest income.

        OPERATIONS COMMENCEMENT DATE - means the date on which the first inmate is received at the Facility.

        OPERATOR - means The N.R. Cornell Cox Group, L.P.

        PER DIEM - means the amount paid to the Operator per inmate day.

        RESERVE FUND - means the fund by that name established Pursuant to the Trust Agreement.

        TRUSTEE - means Fleet National Bank, Corporate Trust Department.

        TRUST AGREEMENT - means the Loan and Trust Agreement dated as of July 15, 1992 among the Corporation, the Trustee and the Rhode Island Port Authority and Economic Development Corporation (the "Issuer"), as such agreement may be amended from time to time.

        USER AGENCY(IES) - means those governmental entities contracting with the Corporation for the housing of inmates at the Facility.

                                   ARTICLE TWO
                                   EMPLOYMENT

        Section 2.1 EMPLOYMENT. The Corporation hereby employs the Operator, and the Operator hereby accepts such employment, to serve as the exclusive manager and operator of the Facility in accordance with the terms and conditions set forth in this Agreement. The Operator shall have such authority, and shall perform such duties, as shall be set forth in this Agreement.

        Section 2.2 EFFECTIVE DATE; TERM. (a) This Agreement shall become effective as of the date hereof and shall continue in full force and effect until 12:00 p.m. five (5) calendar years from the Operations Commencement Date. If neither party gives notice to the other within 180 days of the end of the term, this Agreement shall automatically be renewed for an additional five (5) year term.

        (b) Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall terminate without liability to the Corporation in the event the Facility does not commerce operations for any reason.

        (c) This Agreement may also be terminated in accordance with the provisions of Section 7.4 hereof.

        Section 2.3 OPERATIONAL COSTS. (a) The Operator will pay all Operational Costs of the Facility from its Management Fee. All Operational Costs in excess of the Management Fee shall be by the Trustee on behalf of the Corporation from the Revenue Fund.

        (b) The Corporation shall pay to the Operator pre-opening costs pursuant to the pre-opening budget attached hereto as Appendix B. Such costs shall be reimbursed as they have incurred upon requisition in accordance with the Trust Agreement. The Corporation shall also pay other legitimate pre-opening expenses exceeding the budget total which are adequately justified by the Operator and for which funds are available in the Project Fund of the Trust Agreement.

        Section 2.4 MANAGEMENT FEE. For its services, the Operator will receive a Per Diem of $53.46 per Inmate Day.

        Section 2.5   PRIORITY OF PAYMENTS.

        All Operating Revenues shall be allocated and paid in the manner and priority set forth in Section 304(b) of the Trust Agreement; PROVIDED, THAT, any amounts distributed to the Corporation from the Operating, Renewal and Repair Fund pursuant to Section 309(b) of the Trust Agreement shall be divided between the Corporation and the Operator, with (A) the Corporation receiving an amount equal to such amount multiplied by a fraction, the numerator of which is the Direct Costs for such month and the denominator of which is the Annual Costs and
(B) the Operator receiving an amount equal to such amount multiplied by a fraction, the numerator of which is the Management Fee for such month and the denominator of which is the Annual Costs.

        Section 2.6 ADJUSTMENT TO PER DIEM. The amount of the Operator's Per Diem will be automatically adjusted by the amount of any increase or decrease obtained from the USMS or other User Agency and which relates to Operational Costs.

        Section 2.7 BILLINGS. The Operator will maintain all records relating to inmate per diem and will bill User Agencies on a monthly basis, in the manner proscribed by each User Agency. The Operator will send a copy of the invoice sent to the User Agencies simultaneously to each of the Corporation, the Issuer and the Trustee. Production and maintenance of these invoices is the sole responsibility of the Operator and the Operator assumes all responsibility for the accuracy and veracity of such records. Collection of Per Diem payments shall be the responsibility of the Trustee at the Corporation's expense. The Operator agrees to immediately pay to the Trustee all revenues which may be received by the Operator in connection with the Facility, in the form and amount received without deduction or set-off of any amount for any reason.

        Section 2.8 LIENS AND ASSESSMENTS. The Operator shall duly observe and comply with all valid requirements of any governmental agency (including User Agencies) relative to the Facility and the Operator shall: (a) not create or suffer to be created any lien or charge upon the Facility or any part thereof and (b) pay or cause to be discharged or make adequate provision to satisfy and discharge, within ninety (90) days after the same shall come into force, any lien or charge upon the Facility or any part thereof, or any payments hereunder and all lawful claims or demands for labor, materials, supplies or other charges which, if unpaid, might be or become a lien upon the facility or any part thereof or any payments hereunder.

        Section 2.9 POSSESSION OF FACILITY. (a) On the Operations Commencement Date, the Corporation shall grant to the Operator exclusive use, possession, and control of the land and property owned by the Corporation comprising the Facility for a period co-terminus with this Agreement. The Operator will be given reasonable access to the Facility prior to that date.

        (b) Notwithstanding the foregoing, representatives of the City, the Corporation, the Issuer, the Trustee and User Agencies shall be allowed reasonable access to the Facility upon notice to the Operator. The Contract Monitor shall be allowed access to the Facility as set forth in Section 6.15.

        (c) In addition, the City shall be permitted to utilize a portion of the grounds of the Facility, the location and nature of such use to be agreed on by the City and the Operator.

                                  ARTICLE THREE
                   FACILITY AND EQUIPMENT MAINTENANCE; DAMAGE

        Section 3.1 MAINTENANCE. The Operator will be responsible for landscaping, routine grounds maintenance and Facility maintenance and, in so doing will maintain, preserve and keep the Facility and equipment in good repair, appearance, working order and condition, subject to normal wear and tear, and will from time-to-time make or cause to be made all necessary and proper repairs, replacements and renewals, which shall thereupon become part of the Facility. The cost of maintenance, replacements, and supplemental maintenance agreements are Operational Costs of the Facility and, unless paid for directly by a User Agency and not included in the per diem paid by such User Agency, shall be paid from the Operator's Management Fee. However, if the Management Fee is not sufficient to pay such costs, they shall be paid by the Trustee on behalf of the Corporation from the Revenue Fund.

        Section 3.2 FACILITY AND EQUIPMENT DAMAGE. Promptly after the occurrence of any damage to the Facility or equipment therein or loss that materially affects the continued operation of the Facility, the Operator shall notify the Corporation. Subject to, and in accordance with, the provisions of the Trust Agreement, the Operator and the Corporation shall then jointly assess the nature and extent of such damage or loss and, as soon as practicable thereafter, the Corporation will determine whether it is practicable and desirable to rebuild, repair or restore such damage or loss.

        Section 3.3 RESTORATION/REPLACEMENT. If it so elects, the Corporation shall forthwith proceed with restoration or replacement pursuant to Section 3.2 and shall notify the Operator of the completion thereof, which restoration or replacement shall thereupon become part of the Facility.

If the Corporation determines not to restore or replace the Facility, it may terminate this Agreement upon ninety (90) days written notice to the Operator.

                                  ARTICLE FOUR
                                    EQUIPMENT

        Section 4.1 OWNERSHIP OF PROPERTY. The ownership of all property and equipment (except such property and equipment purchased by the Operator from its own funds and not from Operating Revenues) shall remain with the Corporation and shall not be removed from the Facility without the Corporation's prior written approval. The Operator shall have the use of all such Property and equipment during the term of this Agreement.

        Section 4.2 RETURN OF EQUIPMENT. At the conclusion of this Agreement, the Operator shall ensure that all property and equipment, including replacements but excluding any Operator owned property and equipment, remain at the Facility in the condition in which they were received, normal wear and tear excepted.

        Section 4.3 ADDITIONAL AND REPLACEMENT EQUIPMENT. The Operator may, from time to time during the term of this Agreement, install machinery, equipment, and other property in the Facility, which may be attached or affixed to the Facility. All such machinery, equipment and other property, shall be paid for from Operational Revenues and shall become the sole property of the Corporation. Any equipment purchased by the Operator from its own funds and not paid for from Operational Revenues shall remain the sole property of the Operator.

        Section 4.4. EQUIPMENT INVENTORY. The Operator and the Corporation shall conduct an inventory of all property and equipment on an annual basis, such inventory to set forth a list and the condition of such property and equipment.

        Section 4.5. CONSTRUCTION AND EQUIPPING OF THE FACILITY. The Operator represents and warrants that it has reviewed the plans and specifications prepared by Durrant Flickinger and Brown & Root Building Company in connection with the construction of the Facility, and that such plans and specifications
(a) meet or exceed ACA Standards and all requirements of the USMS for the housing of federal detainees at the Facility and (b) provide for all necessary machinery, equipment and other property necessary for the Operator to operate the Facility in accordance with such standards.

                                  ARTICLE FIVE
                          INDEMNIFICATION AND INSURANCE

        Section 5.1 INSURANCE. (a) The parties shall secure and retain, or shall cause to be secured, a plan of insurance providing professional and general liability insurance to protect the Operator and the Corporation against all claims arising from the operation of the Facility and the management services performed under this Agreement, including claims based on violations of civil rights.

        The plan of insurance required by this Subsection (a) shall be for not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate. A reasonable deductible will be permitted which deductible shall be the responsibility of the Operator.

        (b) The parties shall also secure and retain, or shall cause to be secured and retained, automobile liability insurance with reasonable and customary limits and deductibles and workers' compensation insurance as required by law.

        (c) All insurance costs set forth in subsections (a) and (b) above shall be considered Operational Costs of the Facility and will be paid by the Operator from its Management Fee.

        (d) The Corporation shall obtain, and be responsible for payment of costs related to, directors and officers insurance and fire and property insurance coverage for the Facility buildings and contents.

        Section 5.2 CERTIFICATES OF INSURANCE AND CANCELLATION. During the term of this Agreement, the parties shall maintain each policy of insurance for the mutual protection and benefit cf the Operator and the Corporation naming the parties as co-insureds and entitled to all notices issued under each policy. Each party also agrees to name the Trustee and the Issuer as loss payees as their respective interests may appear and shall comply with any requirements with respect to insurance of the Trust Agreement and any other contract to which the Corporation is a party, including the Corporation's Lease with the National Railroad Passenger Corporation.

        In the event that any insurance described herein or any portion thereof becomes commercially unavailable, the Operator and the Corporation shall cooperate in efforts to obtain such replacement insurance as may be available and this Agreement shall be modified accordingly.

        Section 5.3 SUBCONTRACTORS. The Operator shall require all subcontractors to obtain, maintain, and keep in force insurance coverage in accordance with accepted industry standards and this Agreement during the time they are engaged hereunder.

        Section 5.4 PRIOR OCCURRENCES. The Corporation shall remain solely responsible for any losses or costs resulting from litigation pending at the time this Agreement becomes effective or for lawsuits arising thereafter relating to events or conditions which occurred or existed prior to the effective date of the Agreement. The Operator agrees to cooperate with the Corporation in the defense of these suits.

        Section 5.5 INDEMNIFICATION OF THE OPERATOR. Should there be a challenge to the legality of the Corporation entering into this Agreement, the Corporation shall indemnify the Operator for all costs incurred by the Operator in defending the challenge, including any litigation or attorney fees.

        Section 5.6 DEFENSE/IMMUNITY. By entering into this Agreement, neither the Corporation nor the Operator waives any defense which may be available to it by operation of law, including any limitation on the amount of damages which may be awarded.

        Section 5.7   INDEMNIFICATION.

               (a) The Operator hereby agrees to and shall hold the Corporation and its officers, directors, employees, agents and representatives harmless from any and all liability, demands, actions, claims, judgments, losses, costs or damages, including but not limited to, reasonable attorneys' fees and costs of defense, costs, fines and penalties arising out of remedial or investigatory actions and any liability for property damage or bodily injury, including death (hereinafter, "Losses"), which may arise out of or in any way be connected with the negligence, willful misconduct or failure to perform in accordance with this Agreement of the Operator or any of its agents or subcontractors.

               (b) The Corporation hereby agrees to and shall hold the Operator and its officers, directors, employees, agents and representatives harmless from any and all Losses which may arise out of or in any way be connected with the negligence, willful misconduct or failure to perform in accordance with this Agreement of the Corporation or any of its agents or contractors (other than the Operator).

               (c) Each party shall promptly notify the other of the assertion of any claim against it to which it is entitled to indemnification hereunder, shall give the other party the opportunity to defend such claim, and shall not settle such claim without the prior written approval of the other. These indemnification provisions are for the protection of the Operator and the Corporation only, and shall not establish, of themselves, any liability to any other entity.

                                   ARTICLE SIX
                               MANAGEMENT SERVICES

        Section 6.1 GENERAL DUTIES AND AUTHORITY. Subject to the right of the Corporation to terminate this Agreement, the Operator shall have the sole and exclusive authority, subject to the overall direction and authority of the Corporation not inconsistent with the terms of this Agreement, to fully and completely manage and operate the business affairs associated with the Facility relating to the daily operation thereof, to include but not limited to: incarceration services, food services, repair and maintenance services, and administrative services. The Operator agrees to operate the Facility as facility administrator in accordance with the IGA and to carry out the operations of the

Facility so as not to cause any cancellation of the IGA. In furtherance, but not in limitation of the foregoing, the Operator shall:

        (a) achieve American Correctional Association accreditation within eighteen (18) months from the Operations Commencement Date and maintain such accreditation throughout the term of this Agreement;

        (b) provide for the protection of inmates' rights, health, safety and well-being, as well as the safety of employees and visitors to the Facility;

        (c) provide for a progressive inmate classification system based upon ACA Standards and other accepted professional standards;

        (d) provide for the protection of inmates' rights by developing and implementing a grievance procedure, appeal process and disciplinary procedure which ensures inmate's due process rights;

        (e) develop and train for contingency plans for all emergencies, including mass evacuation, disturbances and escapes in conjunction with local authorities;

        (f) comply with all Laws, including local and state fire, sanitation and health codes and applicable state laws so that the Facility will pass various special inspections conducted routinely by fire, safety, medical and sanitation officials from appropriate governmental agencies;

        (g) establish procedures for employee strikes and work slowdowns, such procedure to address staffing and operating procedures; and

        (h) notify the Corporation at least sixty (60) days prior to the end of any labor contract or promptly in the event of labor difficulty or major grievances.

        The Operator shall be deemed to have complied with subsections (b) through (g) above if it meets or exceeds ACA Standards and complies with all Laws with respect to the subject matter thereof.

        Section 6.2 OPERATIONAL STANDARDS. The Operator will comply with all Laws and applicable court decisions applicable to the Facility and its operations and with the American Correctional Association Standards for Adult Local Detention Facilities (3rd Edition), as such standards may be amended or supplemented from time to time ("ACA Standards") in the operation of the Facility.

        Section 6.3 PERSONNEL. The Operator will select all vendors, suppliers, contractors, subcontractors and employees with respect to operation, maintenance, repair or restoration of the Facility and all machinery, equipment and other property located therein. The Operator will supply the Corporation with a monthly updated roster of all full and part-time staff and employees of the Facility.

        Section 6.4 RECORDS. The Operator shall establish and operate a record and reporting system which complies with ACA Standards and all applicable Laws. Upon termination of an inmate's confinement, the Operator shall forward the inmate's records to the appropriate incarcerating authority. The Operator shall retain public information which can identity the former inmate, copies of any research data which has been depersonalized, copies of reports generated by the Operator and such other records deemed necessary by the Operator.

        Section 6.5 MEDICAL SERVICES. The Operator shall provide medical services in conformity with ACA Standards, applicable Laws and the IGA and other inmate housing contracts entered into by the Corporation. The Operator shall have sole authority to contract outside medical services.

        Section 6.6 FOOD SERVICES. The Operator shall have the sole discretion to establish policies and procedures for the providing of food services to inmates within the Facility, subject to applicable health code laws, ACA Standards and other applicable Laws. The Operator shall have sole authority to contract outside services and to determine supply resources, vendors, and dietary planning within the Facility and the number of its employees necessary to perform these services.

        Section 6.7 REPAIR AND MAINTENANCE. The Operator shall have the sole discretion, in consultation with the Corporation, to establish such policies and procedures as shall be necessary for the maintenance of all grounds, buildings, and fixtures and equipment contained within the Facility. The Operator shall have sole authority to contract and determine supply resources, personnel mix, and generally supervise the decisions concerning subcontractors which perform ongoing maintenance of the facility. The Operator will do all things required by any regulatory authority or body, with jurisdiction, in order to maintain compliance with all Laws.

        Section 6.8 TRANSPORTATION. All transportation of inmates is the responsibility of the Operator or the incarcerating agency.

        Section 6.9 SECURITY. The Operator shall be responsible for providing security for all inmates while they are at the Facility and during routine medical appointments and emergencies outside of the Facility. All other security will the responsibility of the User Agencies.

        Section 6.10 INMATE COMMISSARY The Operator shall operate or cause to be operated an Inmate Commissary. Prices charged at the Inmate Commissary shall not exceed prices charged for similar items in local convenience stores.

        Section 6.11 USE OF FORCE. The Operator shall not use force in excess of that permitted by Law or the User Agency.

        Section 6.12 FINANCIAL RECORD INSPECTION AND AUDIT. Upon notice to the Operator, the Corporation or its agents or Representative shall have access to and may inspect, examine, and make copies of the books and records of the Operator insofar as the same relate to the Facility.

        Section 6.13 ADMINISTRATIVE SERVICES. The Operator shall have the sole discretion to establish policies and procedures for the general operation of the Facility in accordance with ACA Standards and other applicable Laws and shall develop same into manuals which shall be approved by the User Agencies and the Corporation. The Operator, acting as employer, shall have sole authority to select, hire, train, supervise and discharge all of the Operator's employees subject to the guidelines of the Operating Budget, which Operating Budget will not be unreasonably restrictive to prevent sound practices and secure operations of the Facility.

        The Operator shall comply with all applicable Laws regarding employment practices and shall provide adequate training of personnel employed by it, which training shall be least equal to or exceed ACA Standards. All personnel employed by the Operator at the Facility shall be registered in accordance with ss.5-5.1-18 of the Rhode Island General Laws.

        Section 6.14 AGREEMENTS. The Operator shall have the authority to prepare and execute all normal, routine, and reasonable contracts for the continuance of general operations of the Facility, unless otherwise specified within this Agreement, including, but not limited to: all purchases for goods and services and contracting for inmate care within the Facility. The Operator shall enter into all such contracts in the name of the Operator or in the name of the Corporation upon the prior written approval of the Corporation. However, the Operator shall be obligated to seek reasonable efficiency in such action to maximize benefits and minimize the cost of operations to the Corporation. Per diem rates for housing inmates at the Facility shall be negotiated by the Operator with the User Agencies. The Operator shall give the Corporation reasonable notice of such negotiations, and the Corporation may participate in such negotiations at its option.

        Section 6.15 INSPECTIONS. The Operator shall cooperate with, and give representatives of (a) the Corporation access to the Facility to make periodic inspections of the Facility for the purpose of determining compliance with this Agreement, (b) the User Agency access to the Facility to make periodic inspections of the Facility for the purpose of determining compliance with the IGA and (c) other governmental entities access to the Facility to make periodic inspections of the Facility for the purpose of determining compliance with Law. The Operator shall provide each of these representatives or inspectors access to any requested information to which they are entitled. Findings of these inspections will be shared with the Operator in order to promote improvements to Facility operations, conditions of confinement and levels of service.

        Section 6.16 CONTRACT MONITOR. The Operator agrees that the Contract Monitor is the representative of the Corporation and agrees that it shall cooperate with the Contract Monitor in all reasonable respects, including the following:

        (a) the Contract Monitor shall have access to the Facility at any time (including unannounced visits), inmates, inmate records and data and to all written policies and procedures;

        (b) the Contract Monitor shall have the right to interview inmates, staff, visitors and released inmates, so long as any such interviews are conducted in a reasonable manner and scheduled with the Operator so as not to be disruptive;

        (c) The Operator shall provide the Contract Monitor with written reports and information within fifteen (15) days of the occurrence of the following incidents: escapes and attempted escapes; serious illnesses; prisoner and employee/staff deaths; serious injury to employees/staff, inmates or visitors; assaults; major disturbances; use of force; significant disciplinary incidents; and changes in executive and administrative positions; and shall provide the Contract Monitor with written reports and information as to such other matters as may be requested in writing by the Corporation within fifteen (15) days of such request; and

        (d) The Operator shall provide space for, and cooperate with, the Contract Monitor and give the Contract Monitor access to any inspection reports, including fire, safety, medical, sanitation, User Agency and ACA inspections.

        The Contract Monitor shall provide a written report of all findings resulting from monitoring procedures to the Operator and the Corporation, and shall discuss such report with a representative of the Operator. The Operator shall respond in writing to the Corporation with respect to any problems identified in such report within the period of time set forth in such report (which period of time shall reasonably relate to the seriousness of such problem). Such response by the Operator shall include a summary of the corrective action to be taken, if any, and a schedule within which the

Operator shall complete such action. If such response and/or suggested action are not acceptable to the Corporation, the Operator and the Corporation shall work together to agree on the corrective action to be taken, and the time in which to take such action.

        Section 6.17 PREFERENCE TO CENTRAL FALLS RESIDENTS. All else being equal (quality and price), in contracting for all personnel and outside services, supply resources and vendors (including, without limitation, food services, repair and :maintenance services, medical services and transportation), the Operator shall give preference to residents of, and businesses located in, the City.

        Section 6.18 BUDGET. The Operator's sole authority and discretion to contract for personnel and outside services shall be exercised at all time consistent with the Operating Budget.

                                  ARTICLE SEVEN
                               BREACH OF CONTRACT

        Section 7.1 ENUMERATION OF BREACHES OF CONTRACT. The following shall be considered a breach under this Agreement:

        (a) a material failure by either party to keep, observe, perform, meet, or comply with any covenant, agreement, term, or provision of this Agreement and such failure continues for a period of thirty (30) days after written notice thereof;

        (b) failure by either party to make any payment required in this Agreement and not in dispute within thirty (30) days from the date it is due (except that it shall not be a breach hereunder if the Operator has not been paid within such 30-day period so long as the priority of payments set forth in
Section 304(b) of the Trust Agreement has been observed);

        (c) a material failure by the Operator to meet or comply with any court order, ACA Standard, or Law, when such failure continues for a period of thirty
(30) days after the Operator has written notice thereof;

        (d) the Operator (i) admitting in writing its inability to pay its debts; (ii) making a general assignment for the benefit of creditors; (iii) suffering a decree or order appointing a receiver or trustee for it or substantially all of its property to be entered; (iv) suffering proceedings under any law relating to bankruptcy, insolvency, or the reorganization or relief of debtors to be instituted by or against it; or (v) suffering any judgment, writ of attachment or execution, or any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded, or vacated within sixty (60) days after issue or levy.

        (e) the discovery by either party that any statement, representation or warranty in this Agreement is false, misleading, or erroneous in any material aspect.

        Section 7.2 FORCE MAJEURE. The failure to perform any of the terms and conditions of this Agreement resulting from force majeure shall not be considered a breach of this Agreement.

        Section 7.3 TIME TO CURE. A breach set forth in Sections 7.1(a) or (c) shall not become a breach hereunder if (a) the breach cannot be cured within the 30-day grace period set forth in each such subsection, but is capable of being cured, (b) the defaulting party, within such thirty (30) day period, submits a plan for curing the breach within a reasonable period of time, (not to exceed six (6) months unless extended by the non-defaulting party), (c) the plan is approved by the non-defaulting party (such approval not to be unreasonably withheld), (d) the defaulting party diligently and timely cures the default pursuant to such plan, and (e) the defaulting party continues to perform its other obligations under this Agreement.

        Section 7.4 REMEDY. Upon the occurrence of a breach hereunder, the non-defaulting party shall have the right to pursue any remedy it may have at law or in equity, including but not limited to: (a) reducing its claim to judgment, (b) taking action to cure such breach at the sole expense of the defaulting party, and (c) termination of this Agreement.

        Section 7.5 WAIVER. No waiver of any breach of any of the terms or conditions of this Agreement shall be held to be a waiver of any other or subsequent breach; nor shall any waiver be valid or binding unless the same shall be in writing and signed by the party alleged to have granted the waiver.

        Section 7.6 TRANSITION PERIOD. In the event of termination of this Agreement by either the Corporation or the Operator, the Operator agrees to use its best efforts during the transition period to assist the Corporation in a smooth transition to a new operator. The transition period shall be no less than 30 days and no longer than 180 days unless an extension is agreed to by both parties. During such transition period, the Operator agrees to comply with all of its obligations under this Agreement, and the Corporation agrees that the Operator shall be entitled to payment of its Management Fee in accordance with this Agreement.

                                 ARTICLE EIGHT
                            ACCOUNTING AND REPORTING

        Section 8.1 FINANCIAL STATEMENTS. (a) Within thirty (30) days after the end of each month commencing after the Operations Commencement Date, the Operator shall deliver to the

Corporation, the Issuer and the Trustee a monthly financial Statement of Facility operations consisting of a balance sheet and income statement prepared on the accrual method under generally accepted accounting principles, such balance sheet to be as of the close of such month and such income statement to be for the period from the beginning of the then-current fiscal year to the end of such month. The Operator shall maintain the back-up records contributing to such accounting for inspection during reasonable business hours by representatives of the Corporation. The Operator shall make copies of any and all accounting data of whatever nature and scope available upon request to any party having the right to such information. The Operator shall be reimbursed for the reasonable costs incurred to complete such copy activity by any party so requesting, except the Corporation, the Issuer and the Trustee.

        (b) Within one hundred twenty (120) days of the end of each calendar year, the Operator shall deliver to the Corporation, the Issuer and the Trustee a balance sheet and income statement of the Facility, together with notes to financial statements, audited and certified by independent certified public accountants selected by the Operator and acceptable to the Corporation, the form of certification to be also acceptable to the Corporation. The Operator will cause its personnel to assist in every reasonable way such that the audit report may be timely and efficiently prepared.

        (c) In addition to the foregoing, the Operator will deliver any and all financial statements required under the Trust Agreement in the manner and at the times set forth therein.

        (d) Within thirty (30) days after the end of each month, the Operator shall deliver to the Corporation such information reasonably requested by the Corporation, which such information may include a break-down of the number of inmates housed, and personnel employed, at the Facility on each day of the prior month.

        Section 8.2 BUDGETS. The Operator shall submit to the Corporation a proposed annual budget reflecting the anticipated operational costs and needs for the following year (the "Operating Budget"). The proposed Operating Budget shall be permitted to the Corporation no later than sixty (60) days prior to the end of the initial or subsequent term of the IGA. The proposed Operating Budget shall contain monthly anticipated expenses of operations, maintenance, capital improvements, and personnel payroll expenses detailed by employee. Upon receipt of the proposed Operating Budget, the Corporation shall have the right for a period of thirty (30) days to review the estimates and consult with the Operator concerning modifications and revisions thereto. The Corporation and the Operator shall agree on the Operating Budget prior to submitting it to any User Agency. The Operator will represent the Corporation in defending and explaining the Operating Budget to User Agencies. The Corporation may participate in such defense and explanation at its option. The Operator agrees to resubmit a revised Operating Budget (containing such revisions and modifications required by the User Agencies) for approval by the Corporation. The Operator shall deliver to the Corporation, the Issuer and the Trustee the final Operating Budget approved by the User Agencies within five (5) days of such approval.

        The Operator agrees to use its best efforts and good faith to adhere to the Operating Budget and the Operator will not deviate substantially therefrom, except in case of an emergency where failure to take a particular action would, in the best judgment of the Operator, expose the Facility or the Corporation to imminent danger of criminal or civil liability. The Operator shall use all reasonable diligence and efforts to ensure that the actual operational costs of maintaining and operating the Facility shall not exceed the total Operating Budget or any one accounting category. All Operational Costs shall be charged to the proper account as specified in a schedule of account classifications previously approved by the Corporation and no item of Operational Cost shall be classified or reclassified for the purpose of avoiding an excess in the annual budgeted amount for such accounting category. During each calendar year, the Operator shall promptly inform the Corporation in writing of any increases or decreases in excess of 15% in Operational Costs in any budget category. The Operating Budget will not be unreasonable amended by the Corporation to jeopardize sound and secure operations of the Facility.

                                  ARTICLE NINE
                              DUTIES OF CORPORATION

        The Corporation hereby agrees to cooperate with the Operator in the performance of the Operator's duties and responsibilities under this Agreement, to act in good faith, and to do all reasonable things necessary to aid and affect the Operator's performance as an independent contractor under the terms of this Agreement. The Corporation shall not unreasonably withhold any approval requested by the Operator.

                                   ARTICLE TEN
                                  MISCELLANEOUS

        Section 10.1 COOPERATION FOR PERMITS AND LICENSES. In the event it may be necessary for the proper performance of this Agreement, or any rights hereunder, on the part of the Corporation or the Operator, that any application or applications for any permit or license or authorization to do or to perform certain things be made to any governmental or other agency by one or more of the Corporation or the Operator, the Operator and the Corporation each agree to execute promptly upon the request of the other such application or applications.

        Section 10.2 ACCESS TO FACILITY. The Corporation and its agents shall have the right at all times during the term of this Agreement to enter and inspect the facility.

        Section 10.3 BROKERING BED SPACE. With approval of the USMS and the Corporation, the Operator may resell beds to other federal agencies in need of bed space. Payments derived from such activities shall be considered Operating Revenues and shall be delivered directly to the Trustee upon receipt and allocated as set forth in Section 2.5 hereof.

        Section 10.4  NOTICES.

        All notices shall be sent certified mail, return receipt requested to:

        Corporation:  Edward W. Foran
                      Chairman
                      Central Falls Detention Facility Corporation
                      City Hall
                      P.O. Box 6103
                      Central Falls, RI 02863

        Operator:     Norman R. Cox, Jr.
                      8023 Vantage Drive
                      Suite 970
                      San Antonio, TX 78230

        Section 10.5 SUBCONTRACTING/ASSIGNMENT. The Operator may not assign all or any part of its rights or obligations under this Agreement, without the prior written approval of the Corporation, which approval shall not be unreasonably withheld; provided, however, Operator shall have the right, upon the prior written approval of the Corporation, which approval shall not be unreasonable withheld, to assign this Agreement to any subsidiary corporation, or any parent corporation of which Operator may become a subsidiary, or any corporation or entity (including but not limited to a partnership) into which Operator is merged, or any entity resulting from a consolidation of Operator with some other entity so long as such successor entity agrees in writing to be bound by all of the terms and provisions of this Agreement. Notwithstanding the foregoing, the Operator may subcontract for services for which it is responsible hereunder so long as the Operator remains liable to the Corporation hereunder. This Agreement shall be binding on the successors and permitted assigns of each party.

        Section 10.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts.

        Section 10.7 HEADINGS. The parties agreed that the headings used in this Agreement are for convenience of reference only.

        Section 10.8 SEVERABILITY. If any clause, provision, or section of the Agreement is held illegal, invalid, or unenforceable by any court, the illegality, invalidity, or unenforceability of each clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable clause, provision or section had not been contained herein.

        Section 10.9 ARBITRATION. To the extent permitted by law and unless otherwise specified herein, any controversy arising out of this Agreement, which the parties are unable to resolve by mutual agreement, may be submitted to arbitration in accordance with the rules of the American Arbitration Association.

        Section 10.10 LAWS OF RHODE ISLAND TO GOVERN. The laws of the State of Rhode Island shall govern the construction and enforcement of this Agreement. The Operator represents and warrants that it has qualified to do business in the State of Rhode Island, and covenants to remain subject to service of process in the State of Rhode Island throughout the term of this Agreement. The Operator irrevocably and unconditionally (a) agrees that any arbitration, suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Rhode Island and (b) consents to the jurisdiction and venue of such court in any such arbitration, suit, action or proceeding.

        Section 10.11 ENTIRE AGREEMENT. This Agreement, including Appendices, is the entire Agreement of the parties, and may be modified only by written agreement signed by both parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Professional Management Agreement to be duly executed by their authorized officers on the dates set forth below.

                                            CENTRAL FALLS DETENTION FACILITY
                                            CORPORATION

                                            By:   /s/ PATRICIA SALISBURY
                                                  Patricia Salisbury
                                                  Vice Chairman


                                            THE CORNELL COX GROUP, L.P.

                                            By:   NRC, Inc., its General Partner

                                            By:   /s/ NORMAN R. COX, JR.
                                                  Norman R. Cox, Jr.
                                                  President